Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Maius Pharmaceutical Group Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, par value $0.0001 per share	457(c) and 457(f)(1)	9,982,214	(1)	$10.53	(2)	$105,112,713.42	0.0001531	$16,092.76
	Equity	Ordinary shares, par value $0.0001 per share	457(f)(2)	25,000,000	(1)	$0.000034	(3)	$833.34	0.0001531	$0.13
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$105,113,546.75				$16,092.89
	Total Fees Previously Paid									0
	Total Fee Offsets									0
	Net Fee Due									$16,092.89

(1)	Consists of the sum of (i) 9,982,214 Pubco Ordinary Shares to be issued to the public shareholders of DT Cloud in exchange for the DT Cloud Ordinary Shares they held in connection with the SPAC Merger; and (ii) 25,000,000 Pubco Ordinary Shares to be issued to the shareholders of Maius as merger consideration in connection with the Acquisition Merger.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 475(c), based on the average of the high and low prices of DT Cloud Ordinary Shares on Nasdaq on February 25, 2025, such date being within five business days of the date that this registration statement was first filed with the SEC.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of the shares of Maius Ordinary Shares to be exchanged in the Business Combination as of immediately prior to the consummation of the Business Combination. Maius is a private company, no market exists for its securities and Maius has an accumulated capital deficit.